Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of Constellium N.V. of our report dated May 17, 2013 relating to the financial statements of Constellium Holdco B.V. for the years ended December 31, 2012 and 2011, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers Audit

/s/ Olivier Lotz

Olivier Lotz

Partner

Neuilly-sur-Seine Cedex, France

December 10, 2013